Exhibit 21

SUBSIDIARIES OF SUSSEX BANCORP

Sussex Bancorp has two subsidiaries: Sussex Bank and Sussex Capital Trust II.  Sussex Bank has two subsidiaries: SCB Investment Company and Tri-State Insurance Agency, Inc.

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